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                                                                     EXHIBIT 4.2

                                FOURTH AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT

                                       and

                  LIMITED WAIVER REGARDING FINANCIAL COVENANTS

         This FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT AND LIMITED WAIVER REGARDING FINANCIAL COVENANTS is made and entered into as of June 16, 1999 (this "Amendment") by and among (a) ITEQ, INC., a Delaware corporation (the "Borrower"), (b) THE GUARANTORS, (c) BANKBOSTON, N.A., a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "BKB"), and the other lending institutions which become parties to the Credit Agreement defined below (collectively, the "Banks"), (d) DEUTSCHE BANK AG, as documentation agent (the "Documentation Agent"), and (e) BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have entered into that certain Revolving Credit Agreement, dated as of October 28, 1997 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent have agreed to amend the Credit Agreement and waive certain provisions thereof as hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.      AMENDMENTS AND WAIVERS UNDER THE CREDIT AGREEMENT.

         SECTION 1.1     DEFINITIONS.

         The following new definitions are hereby inserted in Section 1.1 of Credit Agreement:

                 "Fourth Amendment. The Fourth Amendment to Revolving Credit Agreement and Limited Waiver Regarding Financial Covenants, dated as of the Fourth Amendment Effective Date, among the Borrower, the Guarantors, the Banks, the Documentation Agent and the Agent."


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                 "Fourth Amendment Effective Date. The date on which the
        conditions set forth in Section 3 of the Fourth Amendment are satisfied."

        SECTION 1.2 AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT.

         (a) The Total Commitment is hereby reduced pursuant to Section 2.2 of the Credit Agreement to $125,000,000 and the dollar figure "$135,000,000" in the first sentence of Section 2.1 of the Credit Agreement is hereby replaced with the dollar figure "$125,000,000".

         (b) Section 2.1 of the Credit Agreement is hereby further amended by inserting the following language at the end of the first sentence of such Section but before the final period thereof:

                  ", provided further that the outstanding amount of Revolving Credit Loans (including Swing Line Loans) shall not exceed a maximum aggregate amount outstanding of $112,500,000 at any time during the period commencing on the Fourth Amendment Effective Date and ending on July 31, 1999"

         SECTION 1.3 AMENDMENT TO SECTION 3.1(a) OF THE CREDIT AGREEMENT.

         Section 3.1(a) of the Credit Agreement is hereby amended by inserting the following words at the end of the first sentence thereof: "provided further, however, that during the period commencing on the Fourth Amendment Effective Date and ending on July 31, 1999 the Maximum Drawing Amount plus unpaid Reimbursement Obligations shall not exceed $5,000,000".

         SECTION 1.4 AMENDMENT TO SECTION 6.4 OF THE CREDIT AGREEMENT.

         Section 6.4 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (e) thereof, redesignating clause (f) thereof as clause (g) and by inserting the following new clause (f) therein:

                  "(f)   on or before June 18, 1999, a forecast of operations
         for each fiscal quarter ending on or after the Fourth Amendment Effective Date and on or before December 31, 2000; and"

         SECTION 1.5 AMENDMENT TO SECTION 8.5 OF THE CREDIT AGREEMENT.

         Section 8.5 of the Credit Agreement is hereby amended by deleting the word "or" immediately before clause (c) thereof and by inserting after such clause (c) the following new clause (d):

                  "or (d) $1,500,000 during the Borrower's fiscal quarter ending on June 30, 1999"


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         SECTION 1.6 LIMITED WAIVER UNDER SECTION 8 OF THE CREDIT AGREEMENT.

         Under Section 8 of the Credit Agreement the Borrower is required to comply with certain financial covenants. The Borrower has requested the Agent and the Banks to make certain waivers with respect to the Borrower's compliance with Sections 8.1, 8.2, 8.3, 8.4, 8.6 and 8.7 of the Credit Agreement. The Banks and the Agent hereby agree to waive Sections 8.1, 8.2, 8.3, 8.4, 8.6 and 8.7 of the Credit Agreement, such waiver to be effective until July 30, 1999; provided that effective as of July 31, 1999 the Borrower shall be required to comply with Sections 8.2, 8.3 and 8.6 of the Credit Agreement (such Sections of the Credit Agreement referred to herein as the "Periodically Measured Financial Covenants") as such Periodically Measured Financial Covenants may apply to any (i) fiscal quarter, (ii) period of four consecutive fiscal quarters or (iii) other fiscal time or period ending on or subsequent to (but not before) June 30, 1999; provided further that effective as of July 31, 1999 the Borrower shall be required to comply with Sections 8.1, 8.4 and 8.7 of the Credit Agreement (such Sections of the Credit Agreement referred to herein as the "All-times Financial Covenants") as such All-times Financial Covenants may apply to any point in time occurring on or subsequent to (but not before) June 30, 1999; provided further that on or before July 31, 1999 the Borrower shall, in accordance with Section 6.4(c) of the Credit Agreement, be required to deliver a Compliance Certificate demonstrating compliance with the covenants contained in Sections 6, 7 and 8 of the Credit Agreement, including, without limitation, with (a) the Periodically Measured Financial Covenants as they may apply to any (i) fiscal quarter, (ii) period of four consecutive fiscal quarters or (iii) other fiscal time or period ending on June 30, 1999 and (b) the All-times Financial Covenants as they apply on June 30, 1999.

         SECTION 2. AMENDMENT FEES. The Borrower hereby agrees to pay to the Agent for the account of each Bank party hereto an amount equal to 0.075% of the Commitment of such Bank as such Commitment is in effect on the date hereof (such amounts referred to herein as the "Amendment Fees").

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which the following conditions shall have been satisfied:

                  3.1 LOAN DOCUMENTS. Each of this Amendment and all related documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent.

                  3.2 CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Amendment and each of the related documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.


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                  3.4 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Amendment and all other documents incident hereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

                  (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Each of the representations and warranties of the Borrower contained in the Credit Agreement as amended hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as amended hereby are true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and, taking into account this Amendment, no Default or Event of Default has occurred and is continuing.

                  (b) AUTHORITY, NO CONFLICTS, ETC. The execution, delivery and performance of this Amendment and the transactions contemplated hereby
         (i) are within the corporate authority of the Borrower and the Guarantors, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or Guarantors so as to materially adversely affect the assets, business or any activity of the Borrower or Guarantors, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or Guarantors or any agreement or other instrument binding upon them. The execution, delivery and performance of this Amendment will result in valid and legally binding obligations of the Borrower and Guarantors enforceable against each in accordance with the respective terms and provisions hereof.

         SECTION 5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.


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         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT UNDER THE
LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID JURISDICTION, WITHOUT REFERENCE TO CONFLICTS OF LAW, AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

                            [Signature Pages Follow]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

THE BORROWER:

ITEQ, INC.


By: /s/ LAWRANCE W. MCAFEE
   ---------------------------------------
   Lawrance W. McAfee
   Chief Financial Officer


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THE GUARANTORS:

ITEQ MANAGEMENT COMPANY
EXELL, INC. (a Delaware corporation which is successor by merger to EXELL, INC., a Texas corporation)
ITEQ TANK SERVICES, INC. (successor by
 merger to HMT TANK SERVICE, INC.)
RELIABLE STEEL, INC.
AIR-CURE DYNAMICS, INC.
AMEREX INDUSTRIES, INC.
OHMSTEDE, INC.
INTEREL ENVIRONMENTAL
 TECHNOLOGIES, INC.
ALLIED INDUSTRIES, INC.
ITEQ CONSTRUCTION SERVICES, INC.
 (f/k/a HMT CONSTRUCTION SERVICES,
 INC.)
ITEQ INTELLECTUAL PROPERTIES, INC.
 (f/k/a AIX INTELLECTUAL PROPERTIES,
 INC.)
ITEQ INVESTMENTS, INC. (f/k/a
 ASTROTECH INVESTMENTS, INC.)
TEXOMA TANK COMPANY, INC.
ITEQ STORAGE SYSTEMS, INC. (f/k/a
 BROWN-MINNEAPOLIS TANK &
 FABRICATING CO., successor by merger to
 HMT, INC., HMT SENTRY SYSTEMS, INC.
 and TRUSCO TANK, INC.)
GRAVER MANUFACTURING CO., INC.
 (f/k/a GRAVER HOLDING COMPANY,
 successor by merger to GRAVER TANK &
 MFG. CO., INC., GRAVER TANK
 INTERNATIONAL, INC., GRAVER POWER,
 INC., and GRAVER TANK & VESSEL, INC.)



By: /s/ LAWRANCE W. MCAFEE
   ------------------------------------------
   Lawrance W. McAfee
   Chief Financial Officer


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THE LENDERS:

BANKBOSTON, N.A.,
   individually and as Agent


By: /s/ TIMOTHY M. LAURION
   ------------------------------------------
   Timothy M. Laurion, Director


DEUTSCHE BANK AG,
   individually and as Documentation Agent


By: /s/ JEAN HANNIGAN
   ------------------------------------------
   Name:  Jean Hannigan
   Title: Vice President


By: /s/ ANDREAS NEUMEIER
   ------------------------------------------
   Name:  Andreas Neumeier
   Title: Vice President


BANK OF SCOTLAND


By: /s/ ANNIE GLYNN
   ------------------------------------------
   Name:  Annie Glynn
   Title: Senior Vice President


BANK ONE, TEXAS, N.A.


By: /s/ GREG SMOTHERS
   ------------------------------------------
   Name:  Greg Smothers
   Title: Vice President



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PARIBAS (f/k/a Banque Paribas)


By: /s/  SCOTT CLINGAN
   ------------------------------------------
   Name:  Scott Clingan
   Title: Vice President



By: /s/  TIMOTHY A. DONNON
   ------------------------------------------
   Name:  Timothy A. Donnon
   Title: Managing Director

COMERICA BANK


By: /s/  REGINALD M. GOLDSMITH III
   ------------------------------------------
   Name:  Reginald M. Goldsmith, III
   Title: Vice President


THE FUJI BANK, LIMITED, HOUSTON AGENCY


By:
   ------------------------------------------
   Name:
   Title:


HIBERNIA NATIONAL BANK


By: /s/  ANGELA BENTLEY
   ------------------------------------------
   Name:  Angela Bentley
   Title: Portfolio Manager


NATIONSBANK, N.A. (successor by merger
         to NationsBank of Texas, N.A.)


By: /s/  RICHARD L. NICHOLS, JR.
   ------------------------------------------
   Name:  Richard L. Nichols, Jr.
   Title: Managing Director

UNION BANK OF CALIFORNIA, N.A.


By: /s/  A. PASHA MOGHADDAM
   ------------------------------------------
   Name:  A. Pasha Moghaddam
   Title: Vice President

CHASE BANK TEXAS, NATIONAL ASSOCIATION
         (f/k/a Texas Commerce Bank, N.A.)


By: /s/  JAMES R. DOLPHIN
   ------------------------------------------
   Name:  James R. Dolphin
   Title: SVP